Friday, May 4, 2012

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY TO PRESENT AT STIFEL NICOLAUS UN-CONFERENCE

Lakeville, Connecticut, May 4, 2012 /PR Newswire…..Salisbury Bancorp, Inc. (“Salisbury”), NYSE Amex Equities Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), President and Chief Executive Officer, Richard J. Cantele, Jr., and Chief Financial Officer, B. Ian McMahon, will make a presentation at the Stifel Nicolaus Capital Markets “24-hour Un-Conference: Southwest MA & Northern CT” held on May 7-8, 2012.

Presentation slides are available in the Shareholder Relations section of Salisbury’s website at www.salisburybank.com under News & Market Information\Presentations.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company; a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains and Millerton, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.